US CONCRETE

For Immediate Release

U.S. Concrete Expands in the San Francisco Bay Area With Acquisition of Right Away Redy Mix

EULESS, Texas, February 24, 2015 – U.S. Concrete, Inc. (NASDAQ:USCR) announced today that it has completed the acquisition of all of the issued and outstanding equity interests of Right Away Redy Mix, Inc. (Right Away), in Oakland, California. Right Away is the largest independent producer of ready-mixed concrete in San Francisco's East Bay market. Right Away operates four ready-mixed concrete facilities with its fleet of 49 mixer trucks. In addition, Right Away owns and operates a fleet of transfer trucks to transport cement and aggregates throughout the East Bay.

"The strong economic growth and construction activity in this diverse market will continue into the foreseeable future and Right Away is well positioned to take advantage of all of these dynamic opportunities," said U.S. Concrete President and CEO William J. Sandbrook. "The ability to expand U.S. Concrete's operations, in multiple areas of the country with above average growth characteristics, is one of the strengths of our strategic approach to value creation. I am excited to welcome Right Away to the U.S. Concrete family."

About U.S. Concrete

U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 126 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 10 producing aggregates facilities. During 2013, U.S. Concrete produced approximately 5.2 million cubic yards of ready-mixed concrete and approximately 3.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; ready-mix backlog; ability to maintain our cost structure and the improvements achieved during our restructuring; ability to maximize liquidity, monitor fixed costs, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q. # # # Company Contact: Matt Brown, SVP & CFO U.S. Concrete, Inc. 817-835-4105